Exhibit 10.4

AUTOZONE, INC. 2020 OMNIBUS INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE AND

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

AutoZone, Inc., a Nevada corporation, (the “Company”), pursuant to its 2020 Omnibus Incentive Award Plan, as amended from time to time (the “Plan”), and its Director Compensation Program (effective January 1, 2020), as amended from time to time (the “Program”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the number of Restricted Stock Units set forth below (the “RSUs”).  This Restricted Stock Unit award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Award Agreement”), the Program, and the Plan, each of which are incorporated herein by reference.  All capitalized terms used in this Restricted Stock Unit Grant Notice (the “Grant Notice”) and not otherwise defined shall have the meanings set forth in the Restricted Stock Unit Award Agreement and the Plan.

Participant:
Grant Date:
Total RSUs:

Dividend Equivalent Rights:	As described in the Restricted Stock Unit Award Agreement and the Program.

Vesting Schedule:	The RSUs shall be fully vested on the Grant Date.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Program, the Restricted Stock Unit Award Agreement and this Grant Notice.  The Participant has reviewed the Restricted Stock Unit Award Agreement, the Program, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Award Agreement, the Program and the Plan.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, the Program, this Grant Notice and/or the Restricted Stock Unit Award Agreement.

AUTOZONE, INC.

PARTICIPANT

EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

AUTOZONE, INC. RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Agreement”) is attached, AutoZone, Inc., a Nevada corporation (the “Company”) has granted to the Participant the number of Restricted Stock Units set forth in the Grant Notice (the “RSUs”) under the AutoZone, Inc. 2020 Omnibus Incentive Award Plan, as amended from time to time (the “Plan”) and the Director Compensation Program (effective January 1, 2020), as amended from time to time (the “Program”).  All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Grant Notice and the Plan.

ARTICLE I.

GENERAL

1.1        Incorporation of Terms of Plan.  The Award (as defined below) is subject to the terms and conditions of the Plan and the Program, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS

2.1        Award of Restricted Stock Units.  In consideration of the Participant’s past and/or continued service to the Company or its Affiliates, and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the Common Stock into which this Award may be settled, as of the Grant Date, the Company issues to the Participant the Award described in this Agreement (the “Award”).  The Participant is a Director of the Company or one of its Affiliates. This Award and the RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or the laws of descent and distribution.

2.2        Vesting; Settlement.

(a)         Vesting.  The RSUs are fully vested on the Grant Date.  All Dividend Equivalents, if any, shall be vested on the applicable dividend payment date.

(b)         Settlement.  The RSUs shall be settled in Shares in accordance with Section 409A of the Code and the terms of the Program (including any valid election made by the Participant thereunder).

(c)         Tax Withholding.  The Company or its Affiliates shall be entitled to require a cash payment (or to elect, or permit the Participant to elect, such other form of payment determined in accordance with Article 11.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting or settlement of the RSUs or Dividend Equivalents hereunder.  In satisfaction of the foregoing requirement with respect to the grant, vesting or settlement of the RSUs or Dividend Equivalents hereunder, unless otherwise determined by the Company, the Company or its Affiliates shall withhold Shares otherwise issuable under the Award having a fair market value equal to the sums required to be withheld by federal, state and/or local tax law.  The number of Shares which shall be so withheld in order to satisfy such federal, state and/or local withholding tax liabilities shall be limited to the number of Shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the such statutory withholding rates for federal, state and/or local tax purposes determined by the Administrator (but in no event to exceed the maximum statutory withholding rates that are applicable to such supplemental taxable income).  Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or to enter any such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant, vesting or settlement of the RSUs and Dividend Equivalents, or the issuance of Shares hereunder.

(d)         Conditions to Delivery of Shares.  Subject to Article 2.1 above, the Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of all of the following conditions:

(i)          The admission of such Shares to listing on all stock exchanges on which the Common Stock is then listed;

(ii)         The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii)       The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(iv)        The receipt by the Company or its Affiliates of full payment of any applicable withholding tax.

2.3        Consideration to the Company.  In consideration of the grant of the Award by the Company, the Participant agrees to render faithful and efficient services to the Company or its Affiliates.

ARTICLE III.

OTHER PROVISIONS

3.1        Rights as Stockholder.  Except as otherwise provided herein the Participant shall have no rights of a stockholder with respect to the Shares subject to the RSUs or Dividend Equivalents until such award vests and Shares are issued pursuant to the terms hereof.

3.2        Not a Contract of Service.  Nothing in this Agreement, the Program, or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

3.3        Governing Law.  The laws of the State of Nevada shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.  For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Memphis, Tennessee, or the federal courts for the United States for the Western District of Tennessee.

3.4        Conformity to Securities Laws.  The Participant acknowledges that the Plan, the Program, and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission.  Notwithstanding anything herein to the contrary, the Plan and Program shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan, the Program and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.5        Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement or the Program shall adversely affect the Award in any material way without the prior written consent of the Participant.

3.6        Notices.   Any notice to be given by the Participant under the terms of this Agreement shall be addressed to the Secretary of the Company (or, in the event that the Participant is the Secretary of the Company, then to the Company’s non-executive Chairman of the Board or Lead Director).  Any notice to be given to the Participant shall be addressed to him at his home address on record with the Company.  By a notice given pursuant to this Article 3.6, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Participant shall, if Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Article 3.6.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

3.7        Section 409A.  To the extent that the Administrator determines that any RSUs or Dividend Equivalents may not be exempt from or compliant with Section 409A of the Code, the Administrator may amend this Agreement in a manner intended to comply with the requirements of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”) or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (i) exempt the RSUs or Dividend Equivalents from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the RSUs or Dividend Equivalents, or (ii) comply with the requirements of Section 409A.  To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Section 409A.  Notwithstanding anything herein to the contrary, the Participant expressly agrees and acknowledges that in the event that any taxes are imposed under Section 409A in respect of any compensation or benefits payable to the Participant, then (A) the payment of such taxes shall be solely the Participant’s responsibility, (B) neither the Company nor any of its past or present directors, officers, employees or agents shall have any liability for any such taxes and (C) the Participant shall indemnify and hold harmless, to the greatest extent permitted under law, each of the foregoing from and against any claims or liabilities that may arise in respect of any such taxes.

3.8        Successors and Assigns.  The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.9        Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.10      Entire Agreement.  The Plan, the Program, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof.

3.11      Limitation on the Participant’s Rights.  Participation in the Plan and the Program confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  The Plan and the Program assets.  The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

3.12      Severability.  The provisions of this Agreement and the Grant Notice are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

3.13      Data Privacy Consent.  As a condition of the grant of the RSUs, the Participant hereby consents to the collection, use and transfer of personal data as described in this paragraph and in the Plan. The Participant understands that the Company and its subsidiaries hold certain personal information about the Participant, including name, home address and telephone number, date of birth, social security number, salary, nationality, job title, ownership interests or directorships held in the Company or its subsidiaries, and details of all restricted units or other equity awards or other entitlements to Shares awarded, cancelled, exercised, vested or unvested (“Data”).  The Participant further understands that the Company and its subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  The Participant understands that these recipients may be located in the European economic area or elsewhere, such as the United States. The Participant hereby authorizes them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of Shares on the Participant’s behalf, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer to a broker or other third party with whom the Participant may elect to deposit any Shares acquired under the Plan. The Participant may, at any time, view such Data or require any necessary amendments to it.

3.14      No Right to Future Grants; Extraordinary Item of Compensation.  By accepting this Agreement and the grant of the RSUs (and any associated Dividend Equivalents) contemplated hereunder, the Participant expressly acknowledges that (a) the Plan and Program are discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of RSUs (and any associated Dividend Equivalents) is a one-time benefit that does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units; (c) all determinations with respect to future grants of restricted stock units, if any, including the grant date, the number of Shares granted and the restricted period, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan and the Program is voluntary; (e) the value of the RSUs and any Dividend Equivalents is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) grants of restricted stock units (and any associated Dividend Equivalents)  are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Participant waives any claim on such basis; and (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to restricted stock unit proceeds in consequence of the termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract.

3.15      Consent to Electronic Delivery of All Plan Documents and Disclosures.  Participant and the Company agree that the RSUs (and any associated Dividend Equivalents) granted under and governed by the terms and conditions of the Plan, the Program, the Grant Notice and the Agreement. Participant has reviewed the Plan, the Program, the Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and Agreement, and fully understands all provisions of the Plan, the Program, the Grant Notice and the Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Program, the Grant Notice and the Agreement.  Participant further agrees to notify the Company upon any change in the residence address.  By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Grant Notice, the Agreement, the Plan, the Program, account statements, Plan prospectuses required by applicable law, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs (including any associated Dividend Equivalents) and current or future participation in the Plan.  Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.  Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to the Committee.  Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails.  Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail to the Committee.

3.16      Administration.  The Administrator shall have the power to interpret the Plan, the Program, and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and the Program as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan, the Program, this Agreement or the RSUs and any Dividend Equivalents.

3.17      Tax Consultation.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan and the Program,or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the Program before taking any action related to the Plan and the Program.

3.18      Adjustments.  The Participant acknowledges that the RSUs, any Dividend Equivalents, and the Shares subject thereto are subject to modification, adjustment and termination in certain events as provided in this Agreement and Article 13 of the Plan.

3.19      Subject to Clawback.  The RSUs and any Dividend Equivalents shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s service that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s RSUs or Dividend Equivalents (whether vested or unvested) and the recoupment of any compensation realized with respect thereto.